UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported):

June 8, 2005

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 8, 2005, the Company signed an amendment to its current executive employment agreement with Robert G. Gross, President and Chief Executive Officer of the Company, pursuant to which the Company and Mr. Gross have agreed to extend the current term of Mr. Gross’ employment by one (1) year, to December 31, 2007. The Company and Mr. Gross entered into a Second Amended and Restated Employment Agreement as of November 14, 2002, a copy of which was filed on July 1, 2003 as Exhibit 10.06 to the Company’s annual report for the period ended March 29, 2003. Under the amendment to Mr. Gross’ current employment agreement, the Company increased Mr. Gross’ annual base salary and provided for a grant of non-qualified stock options pursuant to the Company’s 1998 Employee Stock Option Plan. All other substantive terms of the Second Amended and Restated Employment Agreement remain the same.

A copy of the amendment to Mr. Gross’ employment agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

  (a) Not applicable.

  (b) Not applicable.

  (c) The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment to the Second Amended and Restated Employment Agreement by and between Monro Muffler Brake, Inc. and Robert G. Gross, dated June 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)
June 8, 2005	By:	/s/ John W. Van Heel

John W. Van Heel Senior Vice President-Store Support and Secretary